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                                                                   Exhibit 10.13

THE OBLIGATIONS EVIDENCED BY THIS SUBORDINATED GUARANTY ARE SUBJECT TO CERTAIN RIGHTS OF OFFSET DESCRIBED IN SECTION 10.8 OF A STOCK PURCHASE AGREEMENT DATED AS OF JULY 31, 1996, TO WHICH PAYEE IS A PARTY. THE OBLIGATIONS EVIDENCED HEREBY ARE ALSO SUBJECT TO THE INDEBTEDNESS OF GUARANTOR TO CERTAIN OTHER PERSONS AND ENTITIES PURSUANT TO THE TERMS HEREOF. ANY PERMITTED ASSIGNEE, TRANSFEREE OR PLEDGEE HEREUNDER SHALL TAKE THIS GUARANTY SUBJECT TO THE TERMS HEREOF AND THE TERMS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF JULY 31, 1996, TO WHICH GUARANTOR, WASTEQUIP MANUFACTURING COMPANY, JAMES D. MAY, SR. AND SANWA BUSINESS CREDIT CORPORATION ARE PARTIES. GUARANTOR WILL MAIL TO ANY PERMITTED ASSIGNEE, TRANSFEREE OR PLEDGEE HEREUNDER A COPY OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS OF A WRITTEN REQUEST THEREFOR ADDRESSED TO GUARANTOR.


                           SUBORDINATED NOTES GUARANTY


                  This Subordinated Notes Guaranty ("Subordinated Guaranty"), dated as of July 31, 1996, is made by Wastequip, Inc., an Ohio corporation ("Guarantor"), in favor of James D. May, Sr. ("Payee").

                              PRELIMINARY STATEMENT

                  Guarantor's wholly owned subsidiary, Wastequip Manufacturing Company, an Ohio corporation ("Maker"), and Payee have entered into a Stock Purchase Agreement, dated as of July 31, 1996 (the "Stock Purchase Agreement"), pursuant to which Maker has delivered to Payee a 7% Convertible Subordinated Promissory Note in the principal amount of $1,250,000 and a 9% Nonconvertible Subordinated Promissory Note in the principal amount of $500,000 (collectively, the "Subordinated Notes"). It is a condition precedent to the consummation of the transactions described in the Stock Purchase Agreement that Guarantor, as the sole shareholder of Maker, shall have executed and delivered this Subordinated Guaranty. Capitalized terms defined in the Stock Purchase Agreement or in the Subordinated Notes, and not otherwise defined herein, are used herein as so defined.

                  NOW, THEREFORE, for good and valuable consideration, Guarantor hereby agrees as follows:

                  1. SUBORDINATED GUARANTY. Subject to the terms and conditions hereof and the terms and conditions of the Intercreditor and Subordination Agreement dated as of July 31, 1996, by and among Guarantor, Maker, Payee and Sanwa Business Credit Corporation (the "Intercreditor and Subordination Agreement"), Guarantor hereby irrevocably guarantees the prompt payment and performance when due, whether at stated maturity or by acceleration, of all obligations of Maker now or hereafter existing under the Subordinated Notes, whether for principal, interest, fees, expenses or otherwise. Subject to the terms and conditions hereof and the terms and conditions of the Intercreditor and Subordination Agreement, this is a guaranty of payment and performance and not of collectibility and Payee shall have the right to proceed first and directly against Guarantor under this Subordinated Guaranty in the same manner and to the same extent that Payee could proceed directly against Maker, without first proceeding against Maker or any other person or entity or exhausting any other remedies Payee may have against Maker. Guarantor shall not be released, and this Subordinated Guaranty shall not be impaired, by any extension in the time for the payment of any amounts due or for the performance of any obligations to be performed by Maker under the Subordinated Notes or any other document or agreement executed in connection therewith, or by any amendment or modification of or by any addition to or deletion from the Subordinated Notes or any other document or agreement executed in connection therewith, or by any waiver of any default or any rights hereunder or thereunder, whether or not Payee shall have had notice or knowledge of any of the foregoing.

                  2. SUBROGATION. Guarantor will not exercise any rights that it may acquire by way of subrogation under this Subordinated Guaranty by any payment made hereunder or otherwise until the Subordinated Notes have been paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when the Subordinated Notes have not been paid in full, such amount shall be


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held in trust for the benefit of the holders of the Subordinated Notes (the
"Note Holders") and shall forthwith be paid to the Note Holders in accordance with the terms of the Subordinated Notes. If Guarantor makes payment to the Note Holders of all or any part of the Subordinated Notes, and the Subordinated Notes are paid in full, the Note Holders will at such time, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of interests in the Subordinated Notes resulting from such payment by Guarantor.

                  3. RIGHT OF SETOFF. The terms and provisions of this Subordinated Guaranty are subject to the terms and provisions, including but not limited to rights of setoff, set forth in the Stock Purchase Agreement and the Subordinated Notes. The terms and provisions of the Stock Purchase Agreement and the Subordinated Notes are incorporated herein by reference as if fully rewritten herein.

                  4. NO WAIVER; REMEDIES. No failure on the part of Payee to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  5. DEMAND. The liability of Guarantor to make payment under this Subordinated Guaranty shall arise forthwith after: (a) failure of Maker to make any payment otherwise due and payable under the Subordinated Notes (where such payment is not prohibited by the terms of the Subordinated Notes or the Intercreditor and Subordination Agreement or subject to a right of setoff) and
(b) demand for payment has been made in writing to Guarantor in accordance with
Section 11 hereof.

                  6. SUBORDINATION.

                    6.1 DEFINITION OF GUARANTOR SENIOR DEBT. As used herein, the term "Guarantor Senior Debt" means: (a) the principal amount of indebtedness owed to the holder or holders of the indebtedness outstanding under the Fourth Amended and Restated Loan and Security Agreement, dated as of February ___, 1996 by and among Sanwa Business Credit Corporation, Maker and certain other parties (as amended, supplemented, restated or otherwise modified from time to time) and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the obligations in the Fourth Amended and Restated Loan and Security Agreement (including, without limitation, each of the "Loan Documents" as defined thereunder), including any documents evidencing or securing any refunding, refinancing or replacement of the obligations thereunder; (b) all premium, if any, interest (including "Post-Petition Interest" as such term in defined in the Intercreditor Subordination Agreement), fees, costs, expenses and liabilities (other than punitive damages) provided for in the documents described in the preceding clause (a) or the documents evidencing the indebtedness referred to in the following clause (c); and (c) all other indebtedness of Guarantor for borrowed money owed to any person or entity (including, without limitation, indebtedness of Guarantor to Banc One Capital Partners Corporation and Banc One Capital Partners II, Limited Partnership), whether now existing or hereafter created other than any amounts now or hereafter owed by Guarantor to any person or entity by reason of the sale or transfer by such person or entity (or an affiliate of such person or entity) of property (other than cash or cash equivalents), operating assets or stock.

                    6.2 SUBORDINATION OF PAYMENTS.

                    (a) GENERALLY. Except as set forth in paragraph (c) of this Subsection 6.2, the obligations evidenced by this Subordinated Guaranty (the "Obligations") are subordinate and junior in right of payment to the prior payment in full of the Guarantor Senior Debt.

                    (b) LIMIT ON RIGHT TO PROCEED AGAINST GUARANTOR. Payee shall not, during a Standstill Period (as such term is defined in the Intercreditor and Subordination Agreement) or during the continuance of a default or Event of Default with respect to the payment of principal or interest under the Guarantor Senior Debt, ask, demand, sue for, take or receive from Guarantor either directly or indirectly

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(including, without limitation, through setoff or by way of any collateral redemption or sale) the whole or any part of any monies which now or may hereafter be owing by Guarantor to Payee pursuant to this Subordinated Guaranty.

                    (c) PAYMENT EXCEPTION. Notwithstanding the provisions of Subsection 6.2(a), Guarantor shall pay and Payee may receive payments under or pursuant to the terms hereof, so long as at the time of such payment no Standstill Period is in effect and neither Maker nor Guarantor has received notice of a default or Event of Default with respect to the payment of principal or interest on the Guarantor Senior Debt.

                    6.3 PERMISSIBLE ACTIONS. Subject in all cases to the right of the holders of Guarantor Senior Debt (the "Guarantor Senior Debt Holders") to receive prior payment pursuant to Section 6.2 hereof:

                    (a) Payee may institute legal proceedings against Guarantor to enforce and collect upon any amount due hereunder (including any payments which become due after the expiration of a Standstill Period) if: (i) Guarantor is liable for payment pursuant to Section 5 above, and (ii) such payment is not prohibited hereunder;

                    (b) in the event legal proceedings have been instituted by any Guarantor Senior Debt Holder to enforce and collect upon the amounts outstanding under the Guarantor Senior Debt, Payee may institute legal proceedings (consistent with such legal proceedings of the Guarantor Senior Debt Holder) to the extent such proceedings by Payee are necessary to preserve the claims of Payee; and

                    (c) Payee may, subject to the Guarantor Senior Debt Holders' rights set forth in Section 6.5 hereof, file a proof of claim in respect of the amounts due under the Subordinated Notes in connection with any bankruptcy or similar proceedings of Guarantor.

                    6.4 NO SECURITY. Payee may not take, demand or accept any mortgage, security interest or other lien whatsoever securing the Obligations without the prior written consent of the Guarantor Senior Debt Holders (other than a judgment lien obtained in a manner not inconsistent with the terms of this Subordination Guaranty or the Intercreditor and Subordination Agreement).

                    6.5 PRIORITY. Upon any distribution of assets of Guarantor upon any dissolution, winding up, liquidation or reorganization of Guarantor, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Guarantor:

                    (a) all Guarantor Senior Debt Holders shall be entitled to receive payment in full of the principal thereof, premium, if any, and the interest due thereon (and all other liabilities, obligations or indebtedness thereunder, including interest due from time to time on the Guarantor Senior Debt after the commencement of an insolvency or bankruptcy proceeding, whether or not a claim for such interest is allowable under any such proceeding) in cash before Payee or any Note Holder is entitled to receive any payment upon the principal amount of or interest on this Subordinated Guaranty or the Subordinated Notes; and

                    (b) any payment or distribution of assets of Guarantor of any kind or character, whether in cash, property or securities, by setoff or otherwise, to which Payee or any Note Holder would be entitled but for the provisions hereof shall be paid by the liquidating trustee or agent or other person making such payment or distribution (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise), directly to the Guarantor Senior Debt Holders or their agents or representatives, or to the trustee(s) under any indenture under which any instruments evidencing any of such Guarantor Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium and interest, if any, on the Guarantor Senior Debt held or represented by each, to the extent necessary to make payment in full of all Guarantor Senior Debt remaining unpaid, after giving


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effect to any concurrent payment or distribution to such Guarantor Senior Debt
Holders.

                  If any proceeding referred to in this Subsection 6.5 is commenced by or against Guarantor, Payee, by its acceptance hereof, hereby authorizes and empowers each Guarantor Senior Debt Holder to demand, sue for, collect and receive every such payment or distribution described above and give acquittance therefor and to file claims and take such other proceedings, in its own name or in the name of Payee or otherwise, as such Guarantor Senior Debt Holder may deem necessary or advisable for the enforcement of its rights under this Subordinated Guaranty. By its acceptance hereof, Payee covenants and agrees to execute and deliver to each such Guarantor Senior Debt Holder such documents as may be reasonably requested by such Guarantor Senior Debt Holder in order to enable it to enforce any and all claims which are not inconsistent with the provisions of this Subordinated Guaranty and to collect and receive any and all payments or distributions which may be payable or deliverable at any time in accordance with the terms and provisions of this Subordinated Guaranty, all for the benefit of such Guarantor Senior Debt Holder.

                    6.6 PAYMENTS HELD IN TRUST. By its acceptance hereof, Payee agrees that if any payment, distribution, security (other than securities issuable upon the conversion of the convertible Subordinated Note) or instrument, or proceeds thereof, is received by Payee upon or with respect to the Obligations after Maker or Guarantor has received written notice from a Guarantor Senior Debt Holder that Guarantor is in default under the terms of the Guarantor Senior Debt, Payee shall receive and hold the same and all interest earned thereon in trust, as trustee, for the benefit of the Guarantor Senior Debt Holders and forthwith deliver the same and all interest earned thereon to the Guarantor Senior Debt Holders for application on or against the Guarantor Senior Debt, whether due or not due, and until so delivered, the same and all interest earned thereon shall be held in trust by Payee as the property of such Guarantor Senior Debt Holders. In the event of the failure of Payee to make any endorsement or assignment necessary to carry out the intent of the preceding sentence, such Guarantor Senior Debt Holder(s), or any of its officers or employees, is hereby irrevocably authorized to make the same. In the event Payee is not given notice by Maker, Guarantor, a Guarantor Senior Debt Holder or any other party that Guarantor is in default under the terms of the Guarantor Senior Debt (which notification is required to be given to Payee under the Intercreditor and Subordination Agreement), then the obligation of Payee to hold any funds or other property and any interest earned thereon in trust shall be limited to the extent that Payee is prejudiced thereby.

                    6.7 CONTINUING NATURE OF SUBORDINATION. This is a continuing agreement of subordination and Guarantor may continue, at any time and without notice to Payee, to obtain credit or other financial accommodation or benefit and loans from any Guarantor Senior Debt Holders.

                  7. UNDERSIGNED'S WAIVERS. By its acceptance hereof, Payee waives all notice of the acceptance by the Guarantor Senior Debt Holders of the subordination and other provisions of this Subordinated Guaranty and the reliance by any Guarantor Senior Debt Holder upon the subordination and other terms provided herein. Each Guarantor Senior Debt Holder shall be entitled to manage and supervise its loans to Guarantor in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Payee may now or hereafter have in or to any of the assets of Guarantor. No Guarantor Senior Debt Holder shall have any liability to Payee for any claim which Payee may now or hereafter have against such Guarantor Senior Debt Holder arising out of:

                    (a) any and all actions which such Guarantor Senior Debt Holder, in good faith, takes or omits to take, including, without limitation, actions with respect to: (i) the creation, perfection or continuation of liens or security interests in any collateral, (ii) the occurrence of any event of default under any agreement with Guarantor, (iii) the foreclosure upon, sale, release of, depreciation of or failure to realize upon, any collateral, or (iv) the collection of any claim for all or any part of the Guarantor Senior Debt from any account debtor, guarantor or any other party; or

                    (b) an election by any such Guarantor Senior Debt Holder, in any proceeding

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instituted under the U.S. Bankruptcy Code or any similar legislation.

                  8. WAIVERS. No waiver shall be deemed to be made by any Guarantor Senior Debt Holder of any of its rights hereunder unless the same shall be in writing signed on behalf of such Guarantor Senior Debt Holder, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any Guarantor Senior Debt Holder or the obligations of Payee to such Guarantor Senior Debt Holder in any other respect at any other time. Payee hereby assents to any extension or postponement of the time of payment of the Guarantor Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Guarantor Senior Debt and to the addition or release of any other party or person primarily or secondarily liable therefor.

                  9. INFORMATION CONCERNING FINANCIAL CONDITION OF GUARANTOR. No Guarantor Senior Debt Holder shall have any duty to advise Payee of information known to any such Guarantor Senior Debt Holder regarding the financial condition of Guarantor and any and all endorsers and guarantors of the Guarantor Senior Debt, or any other circumstances bearing upon the risk of nonpayment of the Guarantor Senior Debt or the Obligations, or both, that diligent inquiry would reveal. In the event any Guarantor Senior Debt Holder, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Payee, such Guarantor Senior Debt Holder shall be under no obligation to undertake any investigation and shall be under no obligation to disclose any information which such Guarantor Senior Debt Holder wishes to maintain confidential. Until payment in full of the Subordinated Notes, Guarantor shall deliver to Payee the following financial statements:

                    (a) QUARTERLY STATEMENTS. On or before the forty-fifth
(45th) day after the end of each fiscal quarter, Guarantor shall furnish to Payee a copy of unaudited financial statements of Guarantor, prepared in accordance with generally accepted accounting practices, consistently applied, except for the absence of footnote disclosure and customary year-end audit adjustments of a normal, recurring type.

                    (b) ANNUAL STATEMENTS. On or before the fifteenth (15th) day after Guarantor's receipt of the same, Guarantor shall furnish to Payee a copy of an unqualified annual audit report of Guarantor and its affiliates prepared in accordance with generally accepted accounting principles and duly certified by Guarantor's independent certified public accountants.

                  10. APPLICATION OF PAYMENTS. All payments received by any Guarantor Senior Debt Holder may be applied and reapplied, in whole or in part, to the Guarantor Senior Debt, as such Guarantor Senior Debt Holder, in its sole discretion, deems appropriate, provided such application or reapplication of payments is permitted under the terms of the Guarantor Senior Debt.

                  11. NOTICES. All notices, correspondence or other documents to be delivered in connection herewith shall be delivered as follows:

                           (a)      If to Guarantor, to:

                                    Wastequip, Inc.
                                    25800 Science Park Drive
                                    Suite 140
                                    Beachwood, Ohio 44122
                                    Attention:  George L. Schneider

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                                  With a copy to:

                                  Calfee, Halter & Griswold
                                  1400 McDonald Investment Center
                                  800 Superior Avenue
                                  Cleveland, Ohio 44114-2688
                                  Attention: Dale C. LaPorte, Esq.

                           (b)    If to Payee, to:

                                  James D. May, Sr.
                                  10000 East Yale Avenue #36
                                  Denver, Colorado  80231

                                  With a copy to:

                                  Charles H. Jacobs, Esq.
                                  950 Cherry Street #900
                                  Denver, Colorado  80222

or to such other address as may have been designated in a prior notice. Notices shall be deemed to have been given two business days after being mailed if sent by registered or certified mail, or upon delivery to such address if delivered in person, mailed by regular mail, or sent by courier, telecopy or facsimile.

                  12. CONSOLIDATION OR MERGER. The consolidation of Guarantor with, or the merger of Guarantor into, another corporation, or the liquidation or dissolution of Guarantor following the sale or conveyance of its property or assets as an entirety, or substantially as an entirety, to another corporation shall not be deemed a dissolution, winding up, liquidation or reorganization of Guarantor for the purposes of Section 6 hereof if such other corporation is an "Affiliate" of Guarantor and, as a part of such consolidation, merger, sale or conveyance, succeeds to substantially all of the property and assumes the obligations (including this Subordinated Guaranty) of Guarantor. The term "Affiliate" of Guarantor means any corporation directly or indirectly controlling, controlled by, or under common control with, Guarantor.

                  13. GOVERNING LAW. This Subordinated Guaranty shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the United States, where applicable, and the laws of the State of Ohio, without regard to the conflict of laws provisions thereof, and shall be binding upon Guarantor, Payee, and their respective successors and permitted assigns, and shall inure to the benefit of the successors and assigns of Guarantor and the Guarantor Senior Debt Holders.

                  14. SECTION TITLES. The section titles contained in this Subordinated Guaranty are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

                  15. CANCELLATION. After all principal and accrued interest at any time owed on the Subordinated Notes have been paid in full, in accordance with the terms hereof and thereof, this Subordinated Guaranty shall be surrendered to Guarantor for cancellation and will not be reissued.

                  16. SUBSEQUENT HOLDERS. Any subsequent holder of a Subordinated Note, by the taking of such Note, shall be deemed to have agreed to be bound by the provisions contained herein.

                  17. ASSIGNMENT. This Subordinated Guaranty may not be assigned, transferred, pledged or negotiated by Payee unless and until the proposed assignee, transferee or pledgee first agrees through the execution of a document which is satisfactory in form and substance to Guarantor, to be bound by the provisions contained herein.

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                  18. REMEDIES. No remedy conferred upon or reserved to Payee hereunder is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law.

                  19. WAIVERS AND AMENDMENTS. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing. Any waiver, amendment, release or modification of this Guaranty must be established by an instrument in writing duly executed by Payee.

                                           Wastequip, Inc.
                                           ("Guarantor")

                                           By: /s/ Richard L. Garcia
                                              ----------------------------------

                                           Title: Chief Financial Officer
                                                 -------------------------------

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